Exhibit 10.36

LOAN AGREEMENT

Party A: (Lender)   Shandong Longkong Travel Development Co., Ltd

Party B: (Borrower) Yishui Underground Fluorescent Lake Travel Development Co., Ltd

To relieve the financial strain, Party A agrees to provide a Loan to Party B; the loan fund shall be used by Party B for business operating; through consultations, Both Parties agree to sign the contract:

Article 1: Description of the loan

1.  The loan term shall be one year starting from 26-4-2010 to 25-4-2011.

2.  The loan lending interest rate shall be a monthly rate of 0.8%.

3.  The loan shall be used for working capital, Party B shall not change the purpose of the loan.

4.  The loan Amount is RMB1, 000, 000.00 Yuan; in words: RMB One Million Yuan.

Article 2: Commitments

1.  The loan is due, Party B commits to repay up. Party B fails to repay the Loan including the principal and interest, Party A may go to laws to recover the loan.

2. The loan is being due, the loan term may be extended by both parties through consultations.

Article 3: The contract is made out in 2 duplicates, each for both parties.

It shall become effective as signed by both parties.

Party A: (Lender)       Shandong Longkong Travel development Co., Ltd (sealed) [company chop]

Party B: (Borrower)   Yishui Underground Fluorescent Lake Travel Development Co., Ltd (sealed) [company chop]

Date:                           24-4-2010